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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP


      We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-41199) and related Prospectus of Patterson Dental Company for the registration of 299,099 shares of its Common Stock and to the incorporation by reference therein of our reports dated May 22, 1997, with respect to the consolidated financial statements and schedule of Patterson Dental Company included in its Annual Report on Form 10-K for the year ended April 26, 1997, and our report dated May 22, 1997 (except for the pooling of interests with Canadian Dental Supply Ltd. described in Note 2, for which the date is August 26, 1997) with respect to the supplemental consolidated financial statements of Patterson Dental Company included in its Current Report on Form 8-K filed on November 26, 1997, with the Securities and Exchange Commission.


Minneapolis, Minnesota            /s/ ERNST & YOUNG LLP
December 5, 1997